UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 16, 2004

Date of Report
(Date of earliest event reported)

THE RYLAND GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08029	52-0849948

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24025 Park Sorrento, Suite 400, Calabasas, California		91302

(Address of Principal Executive Offices)		(ZIP Code)

Registrant’s telephone number, including area code: (818) 223-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure

On June 16, 2004, The Ryland Group, Inc. announced the completion of a new $500 million unsecured revolving credit facility. A copy of this press release is attached hereto as Exhibit 99. The information in Exhibit 99 is being furnished pursuant to Item 5 of Form 8-K.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

Exhibit Number	Description
99	Press release dated June 16, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RYLAND GROUP, INC.

Date: June 16, 2004	By:	/s/ David L. Fristoe

David L. Fristoe Senior Vice President, Corporate Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99	Press release dated June 16, 2004